                                                                    EXHIBIT 23.5

                              [Letterhead of KPMG]

                              ACCOUNTANTS' CONSENT

The Board of Directors
Consolidated Container Company LLC:

We consent to the use of our report dated February 6, 1998 relating to the consolidated balance sheet of Plastic Containers, Inc. and subsidiaries as of December 31, 1997 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997 included in the registration statement on Form S-4 and to the reference to our firm under the heading "Experts" in the prospectus contained in the registration statement.

                                          /s/ KPMG LLP

Omaha, Nebraska
December 21, 1999